Exhibit 4.4

FORM NO. 3a	Registration No. 11819

[SEAL]

BERMUDA

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 AMERICAN SAFETY INSURANCE GROUP, LTD. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as American Safety Insurance Holdings, Ltd. on the 20th day of June, 2003.

[SEAL]	Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 24th day of June, 2003. /s/ for Acting Registrar of Companies